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                                                                      EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in the previously filed registration statements on Form S-3 (Nos. 33-61223; 333-65217; 333-72893; 333-94221; and 333-96229) and on Form S-8 (Nos.
33-29174; 33-44575; 33-55083; 33-55083-01; 33-55083-02; 333-28229; 333-28229-01;
333-28229-02; 333-37956; 333-55717; 333-55717-01; 333-55717-02; 333-74185;
333-74185-01; 333-74185-02; 333-86041; 333-86041-01; and 333-86041-02) of our
report dated May 16, 2000, for Centex Corporation and Subsidiaries, 3333 Holding Corporation and Subsidiary and Centex Development Company, L.P. and Subsidiaries on Form 10-K for the years ended March 31, 2000, and to all references to our Firm included in these registration statements.



                                                          ARTHUR ANDERSEN LLP


Dallas, Texas,
    May 30, 2000